SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		March 17, 2011

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Chemung Financial Corporation ("CFC") disclosed in its Form 10-K filed with the SEC on March 16, 2011, that on March 11, 2011, Allan O. Birkett filed a stockholder class action lawsuit in the Supreme Court of the State of New York, County of Albany, against CFC, Fort Orange Financial Corp. (“FOFC”) and the directors of FOFC challenging the proposed merger of FOFC with and into CFC. The lawsuit purported to be brought on behalf of all public stockholders of FOFC and alleged, among other things, that  the directors of FOFC breached their fiduciary duties of care, loyalty, good faith and fair dealing by agreeing to the proposed transaction at an unfair price and through an unfair process. The lawsuit further alleged that FOFC and CFC aided and abetted the alleged fiduciary duty breaches.

                On March 17, 2011, Mr. Birkett voluntarily discontinued the lawsuit.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 18, 2011	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer